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                                                                      EXHIBIT 24

                          ATLANTIC RICHFIELD COMPANY
                               POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Daniel B. Pinkert, Corporate Secretary and Diane A. Ward, Assistant Secretary, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with the issuance of any securities authorized by the Board of Directors of Atlantic Richfield Company (the "Company") or by the Executive Committee thereof pursuant to due authorization by such Board for issuance by the Company, to execute and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any and all post-effective amendments to any and all Registration Statements on Form S-3 or on Form S-8 filed by ARCO prior to April 18, 2000, and to file, or cause to be filed, any other documents in connection therewith as required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act required to be done as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue of this power of attorney. Each person whose signature appears below may at any time revoke this power of attorney as to himself or herself only by an instrument in writing specifying that this power of attorney is revoked as to him or her as of the date of execution of such instrument or at a subsequent specified date. This power of attorney shall be revoked automatically with respect to any person whose signature appears below effective on the date he or she ceases to be a member of the Board of Directors or an officer of the Company. Any revocation hereof shall not void or otherwise affect any acts performed by any attorney-in-fact and agent named herein pursuant to this power of attorney prior to the effective date of such revocation.

The power of attorney will terminate effective June 30, 2001 as to Diane A. Ward, and will terminate effective December 31, 2001 as to Daniel B. Pinkert.

Dated as of May 22, 2001

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

             Signature                                Title
             ---------                                -----
      /s/ James G. Nemeth
__________________________________          Director
          James G. Nemeth

    /s/ Donald E. Packham
__________________________________          Director
        Donald E. Packham

    /s/ Robert A. Malone
__________________________________          Director, President and
        Robert A. Malone                    Principal Executive Officer

      /s/ Ian Springett
__________________________________          Vice President and
          Ian Springett                     Chief Financial Officer

     /s/ Charles L. Hall
__________________________________          Controller and
         Charles L. Hall                    Principal Accounting Officer
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